                                                       EXHIBIT 11.01

                                INSIGNIA SOLUTIONS PLC
     STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE
 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)


                                                              Three months ended                  Nine months ended
                                                                 September 30,                      September 30,
                                                          --------------------------          ---------------------------
                                                            1998               1997             1998               1997
                                                          -------            -------          --------           --------
Net income (loss)                                         $  (667)           $  (641)         $  3,288           $ (7,866)
                                                          -------            -------          --------           --------
                                                          -------            -------          --------           --------
Calculation of basic earnings (loss) per share:
  Weighted average number of ordinary shares
  outstanding used in computation                          12,164             11,695            12,118             11,614
                                                          -------            -------          --------           --------
                                                          -------            -------          --------           --------
Basic earnings (loss) per share                          $  (0.05)          $  (0.05)         $   0.27          $   (0.68)
                                                          -------            -------          --------           --------
                                                          -------            -------          --------           --------

Calculation of diluted earnings (loss) per share:
  Weighted average number of ordinary shares
  outstanding used in computation                          12,164             11,695            12,118             11,614
                                                          -------            -------          --------           --------
Net effect of dilutive stock options outstanding              -                  -                 234                  -
  Weighted average number of shares and                   -------            -------          --------           --------
  share equivalents                                        12,164             11,695            12,352             11,614
                                                          -------            -------          --------           --------
Diluted earnings (loss) per share                        $  (0.05)          $  (0.05)          $  0.27           $  (0.68)
                                                          -------            -------          --------           --------
                                                          -------            -------          --------           --------


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